UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2006

                                    DVL, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    1-8356                 13-2892858
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission           (I.R.S. Employer
     of incorporation)              File Number)         Identification No.)

70 East 55th Street, 7th Floor, New York, NY                            10022
--------------------------------------------------------------------------------
  (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (212) 350-9900

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 1, 2006, DVL, Inc. (the "Company") and the Pennsylvania Business Bank (the "Lender") entered into an amendment to the promissory note, dated August 29, 2002, as amended, pursuant to which the Company and the Lender agreed to extend the maturity date of the $4.5 million loan from the Lender to the Company from September 1, 2006 to March 1, 2007. The promissory note, as amended, provides that unpaid principal and interest are due March 1, 2007 and provides for interest payable monthly at a rate per annum of prime plus 2%. In connection with the amendment, the Company paid to the Lender a fee of $22,500.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 20, 2006, the Chairman of the Company's Board of Directors, Myron Rosenberg, died. The Company intends to seek a replacement for Mr. Rosenberg on the Board of Directors, but to date no replacement has been appointed.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DVL, INC.

                                                 By: /s/ Henry Swain
                                                     ---------------------------
                                                 Name:  Henry Swain
                                                 Title: Executive Vice President
                                                 and Chief Financial Officer

Date: September 26, 2006